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                                                                   Exhibit 10.27

                               AMENDMENT NO. 5 TO
                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN

Pursuant to the resolutions adopted by the Board of Directors of Nastech Pharmaceutical Company Inc. (the "Company") on September 18, 2006, the following amendments to the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan are hereby adopted effective as of September 18, 2006:

1. The first sentence of Sections 3.7(a) is hereby deleted in its entirety and replaced with the following:

            "In the event of any change in the number of shares of Common Stock outstanding by reason of any reclassification, recapitalization, reorganization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or similar event, of or by the Company, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be equitably adjusted by the Committee to reflect such events."

2. The second paragraph of Section 3.7(b) is hereby deleted in its entirety and replaced with the following:

            "The Committee shall make equitable adjustment of the number and kind of outstanding shares of Restricted Stock or Performance Shares under the Plan to reflect a reclassification, recapitalization, reorganization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or similar event, of or by the Company."

3. The first sentence of Section 3.7(f) is hereby deleted in its entirety and replaced with the following:

            "Except as otherwise provided in paragraphs (c), (d) and (e) of this
      Section 3.7, in the event of any change in the number of shares of Common Stock outstanding by reason of any reclassification, recapitalization, reorganization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or similar event, of or by the Company, the Committee shall make equitable adjustment of:

            (a) the number and class of shares covered by any outstanding Options or Stock Appreciation Rights under the Plan; and

            (b) the per-share exercise price of all such outstanding Options and Stock Appreciation Rights under the Plan.